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                                                                   Exhibit 10.32

                                  US HELICOPTER

                   MARKETING SERVICES AGREEMENT APRIL 15 2004

John Capozzi and Donal McSullivan terms: This document supercedes all previous agreements.

      1) Services: Capozzi and McSullivan will function as marketing consultants to US Helicopter (working title) and will assist the company in building its business plan, structuring a marketing plan, researching and securing candidates to pre-purchase inventory, selection of board members, finalizing equipment leasing arrangements, finalizing gate arrangements at major airports, working with the TSA, FAA, NY, NJ Port Authority and others to secure favorable terms for the company and finding financial leads and commercial partners. The company management and the company attorney will then meet with such financial leads and act to close either equity or debt financing for the company.

      2) Equity Distribution: John Capozzi (JMC) and Donal McSullivan (McSullivan), through their marketing efforts, will identify financing sources for company management to negotiate and close with the goal of obtaining a commitment for up to $10 Million in equity or debt funding for US Helicopter. Should the company receive such a commitment for all or part of the funding required to then launch the business, the following will pertain:

                  - Cash - A commission of 10% of the debt or equity received from JMC/McSullivan sources will be paid to JMC/McSullivan.

                  - Equity - In the event US Helicopter management decides to commence commercial operations with funding of any amount received through JMC/McSullivan sources, regardless of the structure, then JMC/McSullivan will be granted 29% of the stock in the company in compensation for all of the services identified above. Such 29% can be diluted on the same terms and conditions as all other equity held by other founding shareholders in the company.

      3)    JMC will provide the following additional Services:

                  - Introductions to key individuals who can assist USH going forward

                  -     Serve as Advisory Board Member

                  - Board of Directors Member (Once D&O Insurance is in place)

                  - Work with USH on business aspects relating to funding, pre-sell marketing and other business partnerships

            As a board member, JMC will be entitled to receive 2% equity in USH. Such 2%will not be diluted during the original funding round.

      4) Commuter Flights Pre-Sell Seats - JMC/McSullivan and sources will have the responsibility to Pre-Sell seats on USH commuter flights at the beginning and end of each business day. Activities will include research, target audience selection, marketing/sales activities and contract signing with customers

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            JMC/McSullivan will receive a commission on all seats sold by
            JMC/McSullivan and sources (based on USH receiving certification) as follows:

                  - Commission - - JMC/McSullivan will receive a commission of 10% based on net revenue for Pre-Sold Commuter Seats, sold by JMC/McSullivan

                  - JMC/McSullivan shall be eligible to receive a commission on future agreements signed with these accounts for a period of three (3) years as long as JMC/McSullivan are servicing these accounts

                  - Payments to JMC/McSullivan by USH will take place on usage and will to be tied to USH first year cash flow, however JMC/McSullivan would receive at a minimum 50% of earned commission in the first year and balance 50% paid in year two.

            Scheduled Service Pre-Sell Seats - JMC/McSullivan and sources will undertake a marketing effort to Pre-Sell seats on "all" Scheduled service flights.

                  - JMC and McSullivan will receive a commission of 10% on Pre-Sell seats sold by JMC/McSullivan prior to startup of schedule service.

                  - Payment to JMC /McSullivan will be based on net ticket price and will be tied to USH cash flow however, JMC would receive at a minimum 75% of commission in the first year and the balance 25% in year two

      5) USH will enter into a Retainer Agreement with JMC for ongoing marketing and or public relations services (to be agreed upon) that would start immediately after full funding is completed at a rate of $5,000 per month

            Agreed to: April 15 2004

            /s/ John Capozzi                   /s/ Jerry Murphy
            -------------------------------    ---------------------------------
            By: John Capozzi                   By: Jerry Murphy
            President                          Chief Executive Officer/President
            JMC                                US Helicopter

            /s/ Donal McSullivan               /s/ Gabe Roberts
            -------------------------------    ---------------------------------
            By: Donal McSullivan               By: Gabe Roberts or Rue Reynolds